SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

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Check the appropriate box:

( )  Preliminary Proxy Statement
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( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                        Crestar Financial Corporation
               (Name of Registrant as Specified in its Charter)

                        Crestar Financial Corporation
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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( )  $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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         pursuant to Exchange Act Rule 0-11:

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( )  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)  Date Filed:

CRESTAR FINANCIAL CORPORATION
919 East Main Street
P. O. Box 26665
Richmond, Virginia 23261-6665

                                                         (CRESTAR LOGO)

Dear Crestar Shareholder:
You are cordially invited to attend Crestar's 1994 Annual Meeting of Shareholders, which will be held on Friday, April 22, at 10:00 a.m., in the fourth floor Auditorium at Crestar Center in Richmond. Please indicate on the accompanying proxy card if you plan to attend the meeting in person. Parking will be provided in the Crestar parking deck at 9th and Cary Streets (entrance on Cary Street).
The business of this year's meeting will be to elect six Class I directors for a term of three years and one Class II director for a one-year term, and to ratify the Board's appointment of KPMG Peat Marwick as Crestar's independent auditors for 1994. As in past years, the meeting will include a report on the state of the Corporation, and there will be an opportunity for comments and questions from shareholders.
Whether or not you plan to attend the meeting in person, it is important that your Crestar shares be represented and voted. Accordingly, after reviewing the enclosed proxy material, we ask that you complete, sign and date the proxy card, and return it as soon as possible in the postage-paid envelope provided. You are free to revoke or change your proxy later, or vote in person at the meeting. 1993 was a year of record earnings for Crestar, and we hope that you are pleased with the Corporation's performance. Our objective is to build on this momentum for the future and to continue to merit your confidence and investment. Sincerely,
(signature)
Richard G. Tilghman
Chairman and
Chief Executive Officer
March 21, 1994

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 1994
To the Shareholders of Crestar Financial Corporation:
The Annual Meeting of Shareholders of Crestar Financial Corporation (the Corporation) will be held on Friday, April 22, 1994, at 10:00 a.m. in the fourth floor Auditorium at Crestar Center, 919 East Main Street, Richmond, Virginia, for the following purposes:
   1. To elect six Class I directors for a three-year term and one Class II director for a one-year term;
   2. To ratify the appointment of KPMG Peat Marwick as the Corporation's independent auditors for 1994.
   3. To transact such other business as may properly come before the meeting. Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.
The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as the close of business on March 4, 1994.
This notice, the accompanying Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.
John C. Clark, III
Corporate Senior Vice President,
General Counsel and Secretary
March 21, 1994
It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. You may still vote in person if you attend the meeting.

PROXY STATEMENT
Crestar Financial Corporation
919 East Main Street
P. O. Box 26665
Richmond, Virginia 23261-6665
Annual Meeting of Shareholders
April 22, 1994
GENERAL INFORMATION
The following information is being furnished in connection with the Annual Meeting of Shareholders of Crestar Financial Corporation (the Corporation) to be held on Friday, April 22, 1994, at 10:00 a.m. in the fourth floor Auditorium at Crestar Center, 919 East Main Street, Richmond, Virginia. It is contemplated that this Proxy Statement and the enclosed form of proxy will be first sent to shareholders on March 21, 1994.
  Only holders of Common Stock of record at the close of business on March 4, 1994 are entitled to notice of and to vote at the meeting or any adjournment thereof. On such date, there were 37,504,206 shares outstanding. Each share is entitled to one vote on all matters to come before the meeting. The presence at the meeting, either in person or by proxy, of a majority of the shares outstanding will constitute a quorum.
  The enclosed proxy for the Annual Meeting is being solicited by the Board of Directors of the Corporation and is revocable at any time before it is exercised. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxies. The cost of this solicitation will be borne by the Corporation. In addition to the use of the mail, employees may solicit proxies by telephone, by fax, or in person. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to beneficial owners. The Corporation has engaged D. F. King & Co., Inc. to assist in proxy solicitation for a fee of $11,000, plus out-of-pocket expenses.
  The Corporation is not aware of any person who, as of the record date for the Annual Meeting of Shareholders, was the beneficial owner of 5% or more of the Corporation's outstanding Common Stock except that Crestar Bank as Trustee for the Crestar Employees' Thrift and Profit-Sharing Plan, 919 East Main Street, Richmond, Virginia 23219, held 3,357,445 shares, or 9.0% of the shares outstanding. The shares are held on behalf of Plan participants, and Crestar Bank has no voting rights nor any investment or dispositive power with respect to the shares other than as directed by Plan participants.
  Virginia law prohibits Crestar Bank from voting shares as to which it has sole voting power, but shares as to which it has shared voting power can be voted by the person with whom it shares such power. Pursuant to Virginia law, a co-fiduciary has been appointed for all of the shares held by Crestar Bank with sole power to vote, in order that such shares may be voted at the Annual Meeting.
STOCK OWNERSHIP OF MANAGEMENT
The table below sets forth the beneficial ownership of Common Stock by all directors (including nominees), the Chief Executive Officer and the four next most highly compensated executive officers, and all directors and executive officers of the Corporation as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned. Share ownership has been computed in accordance with Securities and Exchange Commission rules and does not necessarily indicate beneficial ownership for any other purpose. In determining beneficial ownership, shares owned by a spouse and minor children with respect to which an individual has disclaimed beneficial ownership have been excluded. As of the record date for the Annual Meeting, no director or executive officer owned as much as 1% of the Corporation's Common Stock, the only voting security outstanding, and all of the Corporation's directors and executive officers as a group beneficially owned 2.4% of the Corporation's Common Stock, inclusive of currently exercisable options.
                                       1

    NAME OF BENEFICIAL OWNER        NO. OF SHARES WITH      NO. OF SHARES WITH
       AND NO. OF PERSONS             SOLE VOTING &          SHARED VOTING OR        TOTAL NO.
            IN GROUP                 INVESTMENT POWER        INVESTMENT POWER        OF SHARES
Richard M. Bagley                           1,343                     --                1,343
William R. Battle                           1,314                     --                1,314
J. Carter Fox                               3,443                     --                3,443
Patrick D. Giblin                         133,795(1)                  --              133,795
William C. Harris                          82,002(2)                  --               82,002
Bonnie Guiton Hill                            200                     --                  200
Gene A. James                               1,176                     --                1,176
H. Gordon Leggett, Jr.                      1,762                     --                1,762
Charles R. Longsworth                       1,096                     --                1,096
Patrick J. Maher                              343                  2,872                3,215
Frank E. McCarthy                           1,395                  2,285                3,680
G. Gilmer Minor III                         2,669                     --                2,669
O. H. Parrish, Jr.                         61,545(3)                  --               61,545
Gordon F. Rainey, Jr.                       8,000                  4,800               12,800
Frank S. Royal                              1,608                     --                1,608
Richard G. Tilghman                       209,749(4)                  --              209,749
Eugene P. Trani                               344                     --                  344
William F. Vosbeck                          7,143                     --                7,143
L. Dudley Walker                           24,179                     --               24,179
Karen Hastie Williams                         553                     --                  553
James M. Wells III                        108,843(5)                  --              108,843
All directors and executive
  officers (27)
  including the above                     885,208(6)               9,957              895,165

     (1)Includes currently exercisable options for 53,645 shares
     (2)Includes currently exercisable options for 46,000 shares
     (3)Includes currently exercisable options for 36,421 shares
     (4)Includes currently exercisable options for 148,000 shares
     (5)Includes currently exercisable options for 88,000 shares
     (6)Includes currently exercisable options for 506,366 shares
1. ELECTION OF DIRECTORS
DIRECTOR NOMINEES
The Board of Directors is divided into three classes (Class I, Class II and Class III), with each class elected at successive Annual Meetings. The term of office for Class I directors will expire at the Annual Meeting. Six persons, all of whom are presently on the Board and were previously elected by the shareholders, have been nominated to serve as Class I directors. If elected, the six nominees will serve for a term of three years.
  The Board of Directors has also nominated
Bonnie Guiton Hill, Dean of the McIntire School of Commerce at the University of Virginia, to stand for election as a Class II director. Ms. Hill has been nominated as a Class II director because two directors in that class will be retiring at the 1995 Annual Meeting, when the pre-
sent term of that class ends. The Corporation's charter requires that any newly created directorships be apportioned among the classes so as to make all classes as nearly equal in number as possible. As of the Annual Meeting, the size of the Board will be increased to 19 in number to provide for the additional Class II director.
  It is the intention of the persons named as proxies in the accompanying form of proxy to vote for the election of each of the seven named nominees unless authorization is withheld. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the Board may reduce its size or nominate an alternative candidate for whom the proxies will be voted. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Votes that are withheld and shares held in street name that are not voted
                                       2
in the election of directors (broker non-votes) will not be included in determining the number of votes cast, although such shares will be counted for purposes of determining a quorum.
  The name, age, principal occupation and recent business experience of each nominee and director are set forth below. Also indicated are the length of service as a director of the Corporation, service on committees of the Board, and any other public company directorships. All directors also serve as directors of Crestar Bank, the Corporation's principal banking subsidiary.
                         NOMINEES -- CLASS I DIRECTORS
                            (Term Expiring in 1997)

                      J. CARTER FOX, 54, is President and Chief Executive Officer of Chesapeake Corporation
(PHOTO HERE)          (paper, packaging and forest products manufacturer), Richmond, Virginia, and is a director of Chesapeake Corporation. Mr. Fox was elected a director of the Corporation in
                      1985 and serves on the Executive Committee.
(PHOTO HERE)          PATRICK D. GIBLIN, 61, is Vice Chairman of the Board and Chief Financial Officer of the
                      Corporation. Mr. Giblin also serves as Vice Chairman and Chief Financial Officer of
                      Crestar Bank and as a director of Crestar Bank N.A. He has been a director of the
                      Corporation since 1985.
(PHOTO HERE)          GENE A. JAMES, 62, is President and Chief Executive Officer of Southern States
                      Cooperative, Inc. (farm supply cooperative), Richmond, Virginia. Mr. James became a director of the Corporation in 1987 and serves on the Human Resources and Compensation
                      Committee.
(PHOTO HERE)          H. GORDON LEGGETT, JR., 61, is Executive Vice President and Secretary of Leggett Stores
                      (department store chain), Lynchburg, Virginia. From 1986 to 1990, Mr. Leggett served as
                      Vice President-Human Resources Division of Leggett Stores, and for a three-year period ending in 1986, he also served as President, a position that is rotated among the company's senior officers. A director of the Corporation since 1984, Mr. Leggett serves on the Human Resources and Compensation Committee.

                                       3

                      PATRICK J. MAHER, 57, is Chairman and Chief Executive Officer of Washington Gas Light
(PHOTO HERE)          Company (natural gas distributor), Washington, D.C. Mr. Maher is also a director of
                      Washington Gas Light Company. Mr. Maher was elected a director of the Corporation in 1991 and serves on the Audit Committee.
(PHOTO HERE)          GORDON F. RAINEY, JR., 53, is a partner in the law firm of Hunton & Williams, Richmond,
                      Virginia. Mr. Rainey was elected a director of the Corporation in 1991 and is a member of the Audit Committee.

                          NOMINEE -- CLASS II DIRECTOR
                            (Term Expiring in 1995)

(PHOTO HERE)          BONNIE GUITON HILL, 52, Dean of the McIntire School of Commerce at the University of
                      Virginia, a position held since July, 1992. From April, 1991 to June, 1992, Ms. Hill was
                      Secretary of the State and Consumer Services Agency for the State of California, and from
                      September, 1990, to March, 1991, Ms. Hill was President and Chief Executive Officer of
                      the Earth Conservation Corps, a privately funded not-for-profit corporation committed to youth conservation work. From 1989 to 1991, Ms. Hill was a Special Advisor to President
                      George Bush for Consumer Affairs and Director of the U.S. Office of Consumer Affairs. Ms.
                      Hill is also a director of Niagara Mohawk Power Corporation, Louisiana-Pacific, Inc. and
                      Hershey Foods Corporation.

                               CLASS II DIRECTORS
                            (Term Expiring in 1995)

(PHOTO HERE)          WILLIAM R. BATTLE, 69, is Chairman of the Executive Committee and a director of
                      Shenandoah Life Insurance Company, Roanoke, Virginia. Mr. Battle was Chairman of
                      Shenandoah Life Insurance Company from August, 1989 until February, 1993, and previously served as President and Chief Executive Officer. He also served as Interim President and
                      Chief Executive Officer from June 18, 1993 until January 1, 1994. Mr. Battle also is a director of Bell Atlantic-Virginia, Inc. and serves on Crestar's Audit Committee.

                                       4

(PHOTO HERE)          FRANK E. MCCARTHY, 59, is Executive Vice President of the National Automobile Dealers
                      Association, McLean, Virginia. Mr. McCarthy has been a director of the Corporation since
                      1987 and is a member of the Executive Committee.
(PHOTO HERE)          G. GILMER MINOR III, 53, is President and Chief Executive Officer of Owens & Minor, Inc.
                      (hospital and medical supply distributor), Richmond, Virginia. Mr. Minor is a director of
                      Owens & Minor, Inc. and Richfood Holdings, Inc. He has been a director of the Corporation since 1987 and serves on the Human Resources and Compensation Committee.
(PHOTO HERE)          EUGENE P. TRANI, 54, President of Virginia Commonwealth University, Richmond, Virginia.
                      Dr. Trani has served in that position since July, 1990. Previously, Dr. Trani was Vice
                      President for Academic Affairs for the University of Wisconsin System, as well as
                      Professor of History at the University of Wisconsin-Madison. Dr. Trani was elected as a director of the Corporation in 1993 and also serves as a director of Lawyers Title
                      Corporation. Dr. Trani is a member of the Corporation's Audit Committee.
(PHOTO HERE)          WILLIAM F. VOSBECK, 69, is President of Vosbeck Associates, Inc. (an architectural planning and development firm), Alexandria, Virginia. Prior to 1988, Mr. Vosbeck was
                      Chairman of the Board and Principal of VVKR Incorporated, an architectural and engineering firm. Mr. Vosbeck has been a director of the Corporation since 1973, is
                      Chairman of the Audit Committee and serves on the Executive Committee.
(PHOTO HERE)          JAMES M. WELLS III, 47, is President of the Corporation and Crestar Bank. Mr. Wells was
                      elected a director of the Corporation in December, 1988. In October, 1988, he was elected
                      President of the Corporation and President and a director of Crestar Bank. Prior to becoming President, Mr. Wells served as Executive Vice President of the Corporation and
                      Crestar Bank. Mr. Wells is a director of Brenco, Inc. and VISA U.S.A., Inc. and is also a director of Crestar Bank N.A., Crestar Mortgage Corporation, and Capitoline Investment
                      Services Incorporated, an investment advisory subsidiary of Crestar Bank.

                                       5

                              CLASS III DIRECTORS
                            (Term Expiring in 1996)

(PHOTO HERE)          RICHARD M. BAGLEY, 66, is President of Bagley Investment Company (commercial real estate investors), Hampton, Virginia. Mr. Bagley served as a director of the Corporation from
                      1978 until he resigned in January, 1986 to accept the position of Secretary of Commerce and Resources for the Commonwealth of Virginia. In July, 1986, Mr. Bagley became
                      Secretary of Economic Development for Virginia, a position that he held until July, 1988.
                      Mr. Bagley was re-elected to the Board as of August, 1988 and serves on the Audit
                      Committee.
(PHOTO HERE)          CHARLES R. LONGSWORTH, 64, is Chairman of The Colonial Williamsburg Foundation
                      (educational museum, hotels, restaurants), Williamsburg, Virginia. Mr. Longsworth was
                      President and Chief Executive Officer of the Foundation until November, 1992, and assumed the post of Chairman in November, 1991. Mr. Longsworth is a director of Houghton Mifflin,
                      Inc., Flight Safety International, Inc., Roadway Services, Inc. and Saul Centers, Inc.
                      Elected a director of the Corporation in 1986, Mr. Longsworth is Chairman of the Human
                      Resources and Compensation Committee and serves on the Executive Committee.
(PHOTO HERE)          FRANK S. ROYAL, 54, is President and Member of Frank S. Royal, M.D., P.C. (family medicine). He has been a practicing physician in Richmond, Virginia since 1969. Dr. Royal is a director of Best Products Company, Inc., Chesapeake Corporation, Columbia/HCA
                      Healthcare Corporation and CSX Corporation. He has been a director of the Corporation since 1979. Dr. Royal is a member of the Executive Committee.
(PHOTO HERE)          RICHARD G. TILGHMAN, 53, is Chairman and Chief Executive Officer of the Corporation and
                      Crestar Bank. Mr. Tilghman has been Chairman since April, 1986 and Chief Executive
                      Officer since September, 1985. Mr. Tilghman was also President of the Corporation and
                      Crestar Bank from September, 1985 until October, 1988. He is a director of Chesapeake
                      Corporation. Mr. Tilghman has been a director of the Corporation since 1984 and serves as
                      Chairman of the Executive Committee.

                                       6

(PHOTO HERE)          L. DUDLEY WALKER, 63, is Chairman of Bassett-Walker, Inc. (textile and apparel manufacturer), Martinsville, Virginia. Prior to July, 1987, Mr. Walker was also President and Chief Executive Officer of Bassett-Walker, Inc. Mr. Walker is a director of VF
                      Corporation. A director of the Corporation since 1982, he serves on the Audit Committee.
(PHOTO HERE)          KAREN HASTIE WILLIAMS, 49, is a partner in the Crowell & Moring law firm, Washington,
                      D.C. Ms. Williams is a director of Federal National Mortgage Association and Washington
                      Gas Light Company. Elected a director of the Corporation in 1987, she serves on the Human
                      Resources and Compensation Committee.

                                       7

BOARD OF DIRECTORS AND COMMITTEES
During 1993 the Board of Directors held 13 meetings. The Board has three standing committees to perform assigned functions: Executive, Audit, and Human Resources and Compensation. During the past year, these committees met 14, five and five times, respectively. All directors attended at least 75% of all meetings of the Board and committees on which they served.
  The Executive Committee exercises all of the powers of the Board of Directors between Board meetings except for certain matters reserved to the Board by law. The Committee also serves as the Board's steering committee on capital, liquidity, asset/liability and credit issues, as well as the Board's advisor on mergers and acquisitions and corporate structure matters. In addition, the Committee functions as a nominating committee by recommending nominees for election as directors of the Corporation. The Committee will consider nominees recommended by shareholders, as provided in the last section of this Proxy Statement. Committee members are Messrs. Tilghman (Chairman), Fox, Longsworth, McCarthy, Royal,
Vosbeck and Wells.
  The Audit Committee, composed of directors who are not officers of the Corporation, recommends the selection of independent auditors to be appointed by the Board and ratified by the shareholders; approves the internal audit plan and reviews reports of examination by the independent auditors and by regulatory agencies having jurisdiction over the Corporation and its subsidiaries; reviews compliance with the Corporation's Standards of Conduct; assists the Board in fulfilling its responsibilities for financial reporting to the public; serves as the Board's Community Reinvestment Act committee; and reviews the basis for management's reports required by the Federal Deposit Insurance Corporation Improvement Act of 1991. Committee members are Messrs. Vosbeck (Chairman), Bagley, Battle, Maher, Rainey, Trani and Walker.
  The Human Resources and Compensation Committee, composed of directors who are not officers of the Corporation, reviews and approves major compensation policies and recommends to the Board the salaries to be paid to the five most highly paid officers of the Cor-
poration. The Committee also approves performance targets for the Corporation's benefits plans, and determines management incentive awards, stock option and other grants to eligible officers. The Committee further reviews and recommends for Board approval new qualified and non-qualified benefit plans, as well as significant changes to existing plans, and recommends for Board approval appropriate changes in director compensation. Members of the Committee are Messrs. Longsworth (Chairman), James, Leggett, Minor and Ms. Williams.
DIRECTOR COMPENSATION
Directors who are not officers of the Corporation or its subsidiaries are paid $1,000 for attendance at each meeting of the Board or Board committees. In addition, directors receive an annual retainer of $18,000 a year, $6,000 of which is paid in the form of Corporation stock under the terms of the Directors' Stock Compensation Plan, approved by shareholders at the 1993 Annual Meeting. The Chairmen of the Audit and Human Resources and Compensation Committees are also paid $3,500 for service in that capacity; the Chairman of the Executive Committee is not paid a fee since he is an officer of the Corporation. Directors may defer all or part of their cash fees. Amounts deferred are credited either to a variable rate, interest-bearing deferred cash account or, for directors 65 or younger, to a deferred income benefit account. Directors choosing the deferred income benefit receive supplemental retirement or survivors' benefits over a 5-to 20-year period. Under the deferral plan for directors, accelerated payment of deferred benefits occurs under certain conditions, including upon a change in control. If accelerated payment occurs, the amount paid is calculated according to a present-value formula that considers the directors' accelerated taxation and adjusts to provide the same after-tax benefit that each director would have received if the payments had been made according to the original payment schedule; that calculation might result in a larger payment by the Corporation than would have occurred absent acceleration. Deferred benefits are funded through a trust whose assets remain available to the Corporation's general creditors in the event of the Corporation's insolvency.
                                       8

INDEBTEDNESS AND OTHER TRANSACTIONS
The Corporation's directors and officers and other corporations, business organizations, and persons with whom some of the Corporation's directors and officers are associated, had loan transactions in 1993 with the Corporation's banks totalling approximately $15,000,000, or nearly 1 1/2% of average shareholders' equity for the year. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.
  During 1993 the Corporation and its subsidiaries utilized the legal services of the law firms of Hunton & Williams and Crowell & Moring, of which directors Gordon F. Rainey, Jr. and Karen Hastie Williams are, respectively, partners. The amount of fees paid to Hunton & Williams and Crowell & Moring did not exceed 5% of either firm's gross revenues.
  Hunton & Williams leased 15,708 square feet of office space in Crestar Bank's Norfolk headquarters building for a term of 12 years, commencing December 1, 1991. Over the term of the lease, Crestar Bank expects to realize rental income of $2,985,000, plus some additional money from tenant parking. Because of the high vacancy factor for office space in the Norfolk market at the time, and the intense competition for tenants, Crestar Bank made various at market concessions to induce Hunton & Williams to enter into the lease, but in the judgment of management, these concessions and other lease terms were similar in nature and amount to arms-length financial inducements offered to Hunton & Williams by owners of other Norfolk buildings. The lease is expected to increase the future sale value of the building, although there is no present plan to sell the building.
COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Corporation. The same persons are also required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.
  To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that William K. Butler, II, President of the Corporation's Eastern Region, recently filed an amended Form 4 for November, 1993, regarding the transfer of shares within the Corporation's Thrift and Profit-Sharing Plan, and Mr. Longsworth, a director, filed a Form 4 approximately two weeks late regarding the purchase of 300 shares of Corporation stock in May, 1993. Mr. Longsworth's late filing was due to the Secretary not receiving timely information from the broker handling the trade. The Corporation's Secretary usually prepares Section 16(a) filings for directors and executive officers.
                                       9

COMPENSATION OF EXECUTIVE OFFICERS
  The following table contains information regarding individual compensation of the Chief Executive Officer and the four other most highly compensated executive officers for services in all capacities to the Corporation and its subsidiaries in 1993, 1992, and 1991.

                                           SUMMARY COMPENSATION TABLE
          (A)             (B)      (C)        (D)            (E)                  (F)                  (G)
                                                                               LONG-TERM
                                                                            COMPENSATION(3)
                                          ANNUAL COMPENSATION
                                                            OTHER               AWARDS
         NAME &                                            ANNUAL             SECURITIES            ALL OTHER
       PRINCIPAL                  SALARY    BONUS(1)    COMPENSATION          UNDERLYING          COMPENSATION
        POSITION          YEAR     ($)        ($)          ($)(2)               OPTIONS              ($)(4)
Richard G. Tilghman       1993    535,000    280,000            0                20,000               65,067
  Chairman & CEO          1992    500,000    200,000            0                40,000               41,192
                          1991    500,000          0           --                40,000                   --
James M. Wells III        1993    353,000    167,000            0                12,000               38,610
  President               1992    330,000    119,000            0                24,000               29,138
                          1991    330,000          0           --                24,000                   --
Patrick D. Giblin         1993    321,000    135,000            0                10,000               58,523
  Vice Chairman           1992    300,000     96,000            0                20,000               46,598
  & CFO                   1991    300,000          0           --                20,000                   --
William C. Harris         1993    289,000    107,000            0                 6,000               47,021
  President --            1992    270,000     76,000            0                12,000               32,401
Greater Washington        1991    270,000          0           --                12,000                   --
Oscar H. Parrish, Jr.     1993    230,000    100,000            0                 6,000               29,640
  Executive VP and        1992    215,000     60,000            0                12,000               22,856
  Sr. Credit Officer      1991    215,000          0           --                12,000                   --
(1) The bonus award reported includes amounts deferred under the Corporation's nonqualified deferred compensation plan. Although Crestar does not anticipate any shares to be earned or paid out for 1993 performance under the Performance Equity Plan, data is not yet available to make a final determination. Any shares earned or paid out for 1993 performance will be reported in the 1995 Proxy Statement as 1993 bonus.
(2) None of the named individuals received perquisites or other personal benefits in excess of the lesser of
$50,000 or 10% of the total of his salary and bonus as reported in columns (c) and (d) of this table. Amounts of
Other Annual Compensation are not required for 1991 and will be phased in over the next fiscal year.
(3) Based on a clarification of the 1993 proxy rules with respect to long term incentive compensation, the
Corporation has deleted the Long Term Incentive Plan Table and the Payout column from this table, both of which appeared in the Corporation's 1993 Proxy Statement. For purposes of reporting awards earned under the
Corporation's Performance Equity Plan (see description of the performance share plan in the Compensation
Committee Report), compensation earned under this Plan will be reported in the Summary Compensation Table in the year earned as Bonus.
(4) Includes Corporate contributions made under the Corporation's 401(k) plan and amounts accrued but not contributed under the Corporation's nonqualified plans which allow payment of benefits otherwise entitled under the 401(k) plan except for limitations imposed by the Internal Revenue Code, in the amounts of $45,475 Tilghman;
$30,005 Wells; $27,285 Giblin; $24,565 Harris; $19,550 Parrish. Also includes interest earned on deferred compensation in excess of 120% of the long term applicable federal rate (AFR) in the amounts of $2,525 Tilghman;
$262 Wells; $4,049 Giblin; $2,003 Harris; and $1,352 Parrish. Further includes actuarial equivalent of benefit to employee from payment of annual premiums by the Corporation under a split dollar life insurance program in the amounts of $17,067 Tilghman; $8,343 Wells; $27,189 Giblin; $20,453 Harris; and $8,738 Parrish. Amounts of
All Other Compensation are not required for 1991 and will be phased in over the next fiscal year.

  The following table shows all grants of options to the named executive officers of the Corporation during 1993.

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                     POTENTIAL
                                                                                                    REALIZABLE
                                                                                                       VALUE
                                                                                                    AT ASSUMED
                                                                                                   ANNUAL RATES
                                                                                                     OF STOCK
                                                                                                PRICE APPRECIATION
                                                                                                FOR OPTION TERM(3)
                                      INDIVIDUAL GRANTS
          (A)                     (B)                  (C)              (D)           (E)         (F)        (G)
                               NUMBER OF           PERCENT OF
                               SECURITIES             TOTAL
                               UNDERLYING        OPTIONS GRANTED    EXERCISE OR
                                OPTIONS           TO EMPLOYEES      BASE PRICE     EXPIRATION     5%         10%
          NAME             GRANTED (POUND)(1)    IN FISCAL YEAR      ($/SH)(2)        DATE        ($)        ($)
Richard G. Tilghman              20,000                 10%            40.375        1/21/03    507,832   1,286,947
James M. Wells III               12,000                  6%            40.375        1/21/03    304,699     772,168
Patrick D. Giblin                10,000                  5%            40.375        1/21/03    253,916     643,474
William C. Harris                 6,000                  3%            40.375        1/21/03    152,350     386,084
Oscar H. Parrish, Jr.             6,000                  3%            40.375        1/21/03    152,350     386,084
(1) Options became exercisable on January 21, 1994, 12 months from the date of grant.
(2) Exercise Price is the average of the high and low trading prices of Crestar Common Stock on the date of grant.
(3) In order to realize the potential values set forth in columns (f) and (g), the price per share of Crestar
Common Stock would be approximately $65 3/4 and $104 3/4, respectively, at the end of the ten year option term.

  The following table provides information concerning stock options exercised by each of the five named executive officers during 1993, and the value of options held by each on December 31, 1993.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
          (A)                    (B)               (C)                  (D)                      (E)
                                                                     NUMBER OF                 VALUE OF
                                                                     SECURITIES          UNEXERCISED IN-THE-
                                                                     UNDERLYING                 MONEY
                                                                UNEXERCISED OPTIONS      OPTIONS AT DECEMBER
                                                                AT DECEMBER 31, 1993           31,1993
                           SHARES ACQUIRED                            (POUND)                   ($)(1)
                             ON EXERCISE          VALUE             EXERCISABLE/             EXERCISABLE/
         NAME                  (POUND)         REALIZED ($)        UNEXERCISABLE            UNEXERCISABLE
Richard G. Tilghman             30,100            418,760          128,000/20,000          2,700,500/31,250
James M. Wells III               9,800            140,193           76,000/12,000          1,594,750/18,750
Patrick D. Giblin               37,355            642,294           43,645/10,000            892,983/15,625
William C. Harris                2,500             36,975           45,300/ 6,000            912,381/ 9,375
Oscar H. Parrish, Jr.           13,779            283,383           33,421/ 6,000            662,408/ 9,375
(1) The average of the high and low trading prices on December 31, 1993 for Crestar Common Stock was $41.9375
and is used in calculating the value of unexercised options.

  The following table shows for the remuneration level and years of credited service indicated, the annual pension benefit (not subject to Social Security or other reductions), that would be payable in the form of a straight life annuity commencing at age 65 under the present benefit formula of the Corporation's Retirement Plan.

                                         PENSION PLAN TABLE(1)
 HIGHEST CONSECUTIVE
  FIVE-YEAR AVERAGE                                YEARS OF CREDITED SERVICE
    COMPENSATION           20          25          30          35          40          45          50
      $100,000          $ 32,880    $ 41,100    $ 43,600    $ 46,100    $ 48,600    $ 51,100    $ 53,600
       150,000            50,880      63,600      67,350      71,100      74,850      78,600      82,350
       200,000            68,880      86,100      91,100      96,100     101,100     106,100     111,100
       250,000            86,880     108,600     114,850     121,100     127,350     133,600     139,850
       300,000           104,880     131,100     138,600     146,100     153,600     161,100     168,600
       350,000           122,880     153,600     162,350     171,100     179,850     188,600     197,350
       400,000           140,880     176,100     186,100     196,100     206,100     216,100     226,100
       450,000           158,880     198,600     209,850     221,100     232,350     243,600     254,850
       500,000           176,880     221,100     233,600     246,100     258,600     271,100     283,600
       550,000           194,880     243,600     257,350     271,100     284,850     298,600     312,350
       600,000           212,880     266,100     281,100     296,100     311,100     326,100     341,100
       650,000           230,880     288,600     304,850     321,100     337,350     353,600     369,850
       700,000           248,880     311,100     328,600     346,100     363,600     381,100     398,600
       750,000           266,880     333,600     352,350     371,100     389,850     408,600     427,350
(1) The amounts shown exceed statutory benefit limits and compensation caps under the Plan in some instances. To the extent an amount cannot be earned under the Retirement Plan, it will be earned under the Corporation's Excess Benefit and Additional Nonqualified Executive Plans.
Compensation covered by the Corporation's tax-qualified defined benefit Retirement Plan consists of basic remuneration or salary paid to the employee, including salary-reduction contributions under the
401(k) Plan and sick and overtime pay, but excluding certain commissions, bonuses, incentive compensation, severance pay and other employee benefits. Covered compensation is displayed in the
Summary Compensation Table, column (c), labeled Salary. Under the Plan formula, a participant's monthly retirement plan benefit at normal retirement age (65 years) is equal to the sum of (i) 1.15% of his highest average compensation during a consecutive five-year period multiplied by his years of credited service at normal retirement date up to 25 years and (ii) 0.5% of his highest average compensation during a consecutive five-year period multiplied by his years of credited service at normal retirement date over 25 years and (iii) 0.65% of his highest average compensation in excess of his covered compensation (an amount related to Social Security, tax and benefits laws) multiplied by his years of credited service at normal retirement date up to 25 years. Reduced early retirement benefits are available as early as age 55 for participants with five years of service. The estimated number of credited years of service at normal retirement age for Messrs. Tilghman, Wells, Giblin, Harris, and
Parrish is 38, 42, 24, 39, and 42, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS
SEVERANCE AGREEMENTS. The Corporation has entered into severance agreements with Messrs. Tilghman, Wells, Giblin, Harris, and Parrish. The agreements are identical except for the period for which benefits will be paid. Each of the severance agreements is subject to the Corporation's Executive Severance Plan.
  The agreements and the Plan provide for certain benefits in the event of a change-in-control of the Corporation followed by termination of employment without cause, demotion, or disproportionate reduction of compensation within 3 years of the change-in-control. If a change-in-control occurs, the principal benefits an employee receives under the agreements and the Plan are: (i) salary payments continue for 36 months in the case of Messrs. Tilghman, Wells, Giblin, and Parrish, and 24 months in the case of
                                       12

Mr. Harris (an employee will be paid 125% of his adjusted monthly compensation prior to termination; paying the employee more than 100% of his compensation is intended to compensate him for loss of continuing qualified benefits during the severance period); (ii) the Corporation's profit sharing contribution that would have been allocated to his account for the full calendar year in which his employment is terminated will be paid in a lump sum; (iii) the nonvested portion of his benefits under the Retirement Plan will be paid in a lump sum; and (iv) in the event of a tender offer or exchange offer, consideration for his shares equivalent to the economic value paid to the Corporation's public shareholders. The Corporation has promised to pay all legal fees and expenses, if any, incurred by the employee in seeking to obtain these benefits.
  The Internal Revenue Code prescribes a threshold for payments contingent on a change-in-control (300% of an employee's average annual compensation during the five years prior to the change in control) and also imposes significant penalties on payments that exceed the threshold. Any or all of an affected employee's severance benefits will be reduced so that the payments do not exceed the Internal Revenue Code's threshold if that reduced amount would yield to the employee a greater after-tax benefit. If receipt by an employee of his severance benefits without regard to the statutory threshold would result in a greater after-tax benefit to that employee, then his benefits will not be reduced. The Corporation's independent auditors determine whether an employee's severance benefits will be reduced under his severance agreement. No benefits will be payable under the agreements in the event of certain actual changes in control or a disposition of 50% or more of the Corporation's assets in which assurance exists that benefits at least equal to the benefits provided such individuals under the agreements will be continued and benefits are actually continued. In addition, the salary continuation payments described above will be reduced by certain amounts earned from other employment during the period.
  All agreements provide for initial terms of three years, with annual reviews thereafter by the Human Resources and Compensation Committee to consider extending the terms for an additional year.
HUMAN RESOURCES AND
COMPENSATION COMMITTEE REPORT
FOR CALENDAR/FISCAL YEAR 1993
The Human Resources and Compensation Committee of the Board of Directors of Crestar Financial Corporation is comprised of five outside directors, none of whom is an officer or employee or former officer or employee of Crestar or any of its subsidiaries and none of whom serves on the board of any other Committee member's company or organization. Similarly, none of the Corporation's executive officers serves on the board of any Committee member's organization. The Committee utilizes both outside legal counsel and consultants in fulfilling its responsibilities.
  The Committee maintains a pay for performance executive compensation philosophy. Crestar's compensation programs are a key element in achieving continued financial and operational success. They are designed to recruit, reward, retain, and motivate all executives to work as a team to achieve the Corporation's goals of: (1) A keen determination to keep abreast of the financial services needs of the communities, businesses and individuals served, and to aggressively market the products and services that meet those needs; (2) A commitment to deliver customer service that is consistently and clearly superior to that provided by the Corporation's competitors; (3) An emphasis on maintaining strong credit quality; (4) A determination to manage productivity, including controlling costs as well as working as efficiently as possible to generate fee income; (5) The maintenance of a skilled and highly motivated workforce; and (6) A focus on expansion and growth within the markets currently served -- Virginia, Washington, DC and Maryland. By following these principles, Crestar has provided value for both its customers and its shareholders.
  Compensation programs for executive employees are based on two fundamental principles: (1) Pay for Performance: Every executive's long and short-term incentive compensation will be related to performance against specific corporate, business unit or staff and individual goals; and (2) External
Competitiveness: It is the Corporation's intention that when target performance is achieved, our executives' total compensation will be competitive with an appropriate industry peer group.
                                       13

  The results sought by implementing these principles are: (1) Accountability: tying an executive's incentive compensation to the achievement of performance goals; (2) Variability: preventing entitlement (a portion of compensation for every executive is variable and must be re-earned every year); and (3) Internal
Equity: assuring compensation equity among jobs of similar content, responsibility and contribution to total company performance.
  Executives are compensated for creating shareholder value which maximizes the Corporation's market value over its invested equity. Compensation programs are clearly and understandably linked to performance goals which are aligned with the objectives developed in the annual planning process. These goals may include corporate, group, business unit, staff, and individual objectives. A portion of each executive's compensation is linked to shareholder value and corporate performance. This proportion is larger for those executives who have greater responsibility for overall performance. Where appropriate, some portion is linked to the performance of the unit for which the executive has the most direct responsibility. An executive's total compensation is composed of fixed and variable, at-risk components. Executives with greater responsibility have a larger share of their total compensation at risk. The mix of compensation programs is designed to reward achievement of a proper balance of short and long term performance. Executives are encouraged to own Crestar stock. This proportion should be higher for executives with greater responsibilities to reflect their long term investment in the future of the Corporation. The compensation programs are designed to encourage appropriate risk taking by aligning executives' risk position with those of the shareholders. A key criterion in selecting performance measures are their correlation with shareholder value creation. Performance assessment considers accomplishments relative to those of an appropriate industry peer group and changing internal and external conditions. Eligibility varies between programs and includes key management employees and individual contributors whose inclusion is appropriate to reflect level of responsibility and industry practice. Programs are flexible to allow changes in response to legal, regulatory, and/or business requirements.
  With respect to the Corporation's policy regarding qualifying compensation paid to exec-
utive officers for deductibility under the $1 million cap of section 162(m) of the Internal Revenue Code, Crestar intends to make changes in its compensation programs to allow deductibility to the extent those changes continue to support the Corporation's ability to achieve the results, maintain the principles, and achieve the corporate goals outlined above.
  The components of Crestar's total executive compensation package include the following:
  BASE SALARY -- Base salary is the foundation of Crestar's executive compensation program. It takes into account the competitive value, both externally and internally, of jobs; and it provides the base relationship for short and long term incentive programs. Base salary is targeted at the competitive median for similarly sized national financial services companies. For purposes of establishing competitive base salary levels, Crestar compares itself to a group of financial services organizations of similar asset size as published in national executive compensation surveys and recommended by the Committee's independent outside consultant. For 1993, Mr. Tilghman, Chairman and CEO of the Corporation, received a base salary of $535,000, competitively set against national median survey data. When combined with annual incentives, the Corporation's goal is to provide total annual compensation that is competitive within the industry when Crestar's target performance is achieved relative to the industry.
  The Human Resources and Compensation Committee believes that the companies included in the national survey data used for setting base salary and other compensation levels are more representative of the Corporation's most direct competitors for executive talent than the companies used in the index for shareholder return comparisons, which are regional competitors of varying asset size that compete with Crestar for investors. Thus, while there is some overlap in the companies contained in national survey data used in the establishment of executive compensation and the index used in the graph comparing five year cumulative shareholder return, the groups are not identical.
  ANNUAL INCENTIVE -- Crestar's annual incentive program is designed to motivate executives by recognizing and rewarding performance against pre-determined annual financial objectives. A minimum corporate performance threshold must be achieved before any incentive may be earned. The objectives include corporate and individual components which are weighted according to the executive's sphere of responsibility. These range from 75% corporate weighting
                                       14
for senior executives, including the five named executive officers, to a 25% corporate weighting for less senior management participants. Approximately 200 officers, or 3% of the total employee population, participate in the annual management incentive program. Each participant has a competitive target award expressed as a percent of salary, which varies according to level of responsibility. Target awards are set periodically based on the same median competitive standards used to establish base salary levels. Mr. Tilghman's target for 1993 was 50% of base salary.
  Crestar uses the annual incentive program to compensate executives based on the Corporation's return on equity (ROE) and achievement of goals based on each employee's individual performance. The individual element of each participant's award may be adjusted upward or down to zero at the Committee's discretion, based on individual achievement. The Committee establishes an ROE payout schedule annually during April based on the earnings environment and the Corporation's annual financial objectives. For 1993, incentive targets were set to be earned based on the achievement of a 14% ROE, maximum awards at 150% of target earned at a 16.5% ROE, with no incentive earned for a ROE of less than 10%.
  During 1993, the Corporation achieved a ROE of 13.5%, and based on the Committee's pre-established ROE schedule, this provided for an incentive payout of 95% of targets for eligible participants, adjusted for individual performance factors. Mr. Tilghman received a 1993 annual incentive of $280,000 or 52% of 1993 base salary. The Committee, at its discretion as provided in the annual incentive plan, chose to adjust Mr. Tilghman's target achievement of 47.5% of salary upward to reflect his leadership and contributions to the Corporation's continued improvement in credit quality, an 11% increase in total shareholder return during 1993, substantial growth in EPS, the successful consummation of acquisition agreements representing over $1 billion in assets, increase in non-certificate core deposits, growth in fundamental earnings, and Crestar's overall strong 1993 performance.
  LONG TERM INCENTIVE PROGRAM -- Crestar's long term compensation programs are designed to reward the creation of shareholder value. A stock incentive plan, under which the Committee may grant stock options (both incentive and non-qualified), financial performance-related stock awards, and outright shares of stock, is the overall vehicle. This concept affords the Commit-
tee the needed flexibility to respond to changing business and regulatory conditions.
  Stock options link the executive's rewards directly to shareholder return. The option exercise price may not be less than the fair market value of the shares on the date the options are granted. Options may be granted to key management employees or individual contributors who have a significant effect on the long term strategic success of the Corporation. Grants are made to top management to provide incentive for future performance rather than to reward for prior performance and, therefore, prior grants and the number of outstanding options are not factored into the grant formula. The number of shares underlying each executive's annual stock option grant is determined by taking a percentage of salary, competitively determined, and dividing that amount by the fair market value on the date of grant. The competitive percent of salary is determined through use of the same median national survey data as used in setting base salary and potential incentive levels, combined with the advice of the Committee's independent, outside consultant.
  For 1993, Mr. Tilghman received a grant of 20,000 stock options with an exercise price of $40.375 (the average of the high and low in trading on the grant date) for a total grant date market value of $807,500. The grant value, or cost to purchase the shares underlying these options, represented 151% of Mr. Tilghman's 1993 salary, a level based on a competitive median range of 150% to 170% of base salary for similarly sized financial institutions in the national survey data.
  The Corporation's financial performance-related stock program consists of a performance share plan which pays out shares of Crestar Common Stock upon the achievement of certain performance goals over a four-year period. Participation in the performance share portion of the long term performance program is limited to a group of twenty senior management employees who currently have responsibility for the long-term strategic success of the Corporation. Performance shares are granted each year and are set at 50% of the stock option grant, which combined with the stock option program, provides an appropriate mix of long-term incentive opportunity as recommended by the Committee's independent consultant. The Committee establishes an award schedule, which determines performance targets and the level of shares to be paid out when the Corporation achieves certain return on asset (ROA) goals compared to the nation's Top 100 bank holding companies,
                                       15
ranked by asset size on December 31 of each year. The Top 100 as published annually by the AMERICAN BANKER differs from the index used for the graph comparing total shareholder return. The Top 100 was chosen as being fully representative of the spectrum of national ROA performance, whereas those companies in the performance graph represent a publicly available index chosen as representative for shareholder return comparison purposes.
  During 1993, Mr. Tilghman received a grant of 10,000 performance shares, one-half the number of stock options granted to him during the year. One fourth of these shares is available to be earned in each of the four years in the performance cycle (1993-1996), based on the Corporation's ROA performance for that year. Shares earned are set aside for payout at the end of the four-year period. In order for a portion of these shares to be earned for 1993, Crestar must achieve a minimum ROA rank at the 50th percentile of the Top 100, at which point 25% of the year's shares are earned. An ROA rank in the 85th percentile produces the maximum award of 150% of the year's pro rata shares. The Corporation does not expect any shares to be earned, or paid out for prior grants, for 1993 performance. Data is not yet available to make a final determination regarding actual earning or payout under the plan for 1993. Although the performance share plan was established in 1987, no shares have been earned or paid out under the Plan to any participant, including the five named executive officers, since ROA performance goals have not been achieved during any measurement period.
  Crestar's total compensation package offers executives rewards commensurate with the Corporation's performance and seeks to promote a focus on long-term goals and shareholder return. The Committee affirms its strategy of pay for performance as evidenced by the following graph relating Crestar's five-year shareholder return values (as defined in the Performance Graph) to Crestar's CEO cash compensation (salary plus bonus as reported in the Summary Compensation Table):


(Graph showing Cumulative Percentage Change in CEO Cash Compensation vs. Cumulative Percentage Change in Total Shareholder Return appears here-see appendix)


                                          HUMAN RESOURCES AND COMPENSATION
                                          COMMITTEE
                                          Charles R. Longsworth, Chairman
                                          Gene A. James
                                          H. Gordon Leggett, Jr.
                                          G. Gilmer Minor III
                                          Karen Hastie Williams
                                       16

                               PERFORMANCE GRAPH
  Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of Crestar Financial Corporation Common Stock, the S&P 500 Index, and the Dow Jones Regional Banks Index. The graph assumes $100 invested on December 31, 1988, in Crestar Financial Corporation Common Stock and each of the indices. The shareholder return shown on the graph below is not necessarily indicative of future performance.
                (Graph as defined by the following data points)


                                                Cumulative Total Return
                              1988     1989     1990     1991     1992   1993
Crestar Fini Corp              100      125       63       88      199    220
S&P 500                        100      132      128      166      179    197
DJ Regional Banks              100      117       82      144      192    202

2. RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
Upon the recommendation of the Audit Committee, the Board of Directors has reappointed KPMG Peat Marwick as independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries for 1994. This appointment is subject to ratification by the shareholders. KPMG Peat Marwick has served in such capacity continuously since 1963.
  Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR 1994.
3. OTHER BUSINESS
The Board of Directors does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy confers discretionary authority, however, with respect to the transaction of any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.
  In accordance with the Corporation's Bylaws and to permit the meeting to be conducted in an orderly fashion, shareholders wishing to bring business before the meeting must give written notice to the Secretary of the Corporation not less than 15 days prior to the meeting (that is, by April 7, 1994). A shareholder's notice to the Secretary shall set forth as to each matter a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting. Any nomination for director made by a shareholder must also be made in writing to the Secretary of the Corporation not less than 15 days prior to the meeting of shareholders. A shareholder's nomination for director shall state the name and business address of the shareholder's nominee and the fact that the nominee has consented to his name being placed in nomination.
  A shareholder's notice to the Secretary with respect to business to be brought before the meeting or any nomination for director shall also set forth: (a) the name and address of the shareholder making the nomination as it appears on the Corporation's books, (b) the class and number of shares of the Corporation's stock beneficially owned by the shareholder, and (c) any material interest of the shareholder in the proposed nomination.
  The notice provision in the Corporation's Bylaws is not intended to limit the right of shareholders to speak at the Corporation's shareholders' meetings on matters germane to the Corporation's business, subject to any rules established for the orderly conduct of the meeting.
1995 DIRECTOR NOMINEES AND
SHAREHOLDER PROPOSALS
Recommendations for director-nominees and proposals of shareholders intended to be presented at the 1995 Annual Meeting and included in the Corporation's 1995 Notice of Meeting and Proxy Statement must be received by the Corporation no later than November 21, 1994. Director-nominees and shareholder proposals should be directed to the Secretary at the Corporation's principal office in Richmond, Virginia. Recommendations for director nominees should include information that will enable the Executive Committee to evaluate the qualifications of the proposed candidate. Shareholder proposals must comply with SEC proxy rules in order to be included in the Proxy Statement.
By Order of the Board of Directors
John C. Clark, III
Corporate Senior Vice President,
General Counsel and Secretary
March 21, 1994
                                       18

PROXY
                         CRESTAR FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 22, 1994
    The undersigned hereby appoints G. Gilmer Minor, III, William F. Vosbeck and
L. Dudley Walker as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote all shares of Common Stock held of record by the undersigned on March 4, 1994, at the Annual Meeting of Shareholders to be held on April 22, 1994, or any adjournment thereof.
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
1. ELECTION OF SIX CLASS I DIRECTORS FOR A TERM OF THREE YEARS AND ONE CLASS II DIRECTOR FOR A TERM OF ONE YEAR. CLASS I NOMINEES: J. CARTER FOX; PATRICK D. GIBLIN; GENE A. JAMES; H. GORDON LEGGETT, JR.; PATRICK J. MAHER; AND GORDON
   F. RAINEY, JR. CLASS II NOMINEE: BONNIE GUITON HILL.

( ) FOR all nominees listed    ( ) WITHHOLD AUTHORITY
    (except as marked              to vote for all nominees
    to the contrary)               listed

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:
2. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR 1994.
                     ( ) FOR      ( ) AGAINST      ( ) ABSTAIN
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                             (CONTINUED ON REVERSE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
    I plan to attend the meeting. ( )

                                                          Signature

                                                  Signature if held jointly
                                              Dated                       , 1994
                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              APPEARS. When shares are held by
                                              joint tenants, both should sign.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title. If a corporation, please
                                              sign with full corporate name by
                                              president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.







                               APPENDIX

    On page 3 the first photograph is J. Carter Fox
    On page 3 the second photograph is Patrick D. Giblin
    On page 3 the third photograph is Gene A. James
    On page 3 the fourth photograph is H. Gordon Leggett, Jr.

    On page 4 the first photograph is Patrick J. Maher
    On page 4 the second photograph is Gordon F. Rainey, Jr. On page 4 the third photograph is Bonnie Guiton Hill
    On page 4 the fourth photograph is William R. Battle

    On page 5 the first photograph is Frank E. McCarthy
    On page 5 the second photograph is G. Gilmer Minor, III
    On page 5 the third photograph is Eugene P. Trani
    On page 5 the fourth photograph is William F. Vosbeck
    On page 5 the fifth photograph is James M. Wells, III


    On page 6 the first photograph is Richard M. Bagley
    On page 6 the second photograph is Charles R. Longsworth
    On page 6 the third photograph is Frank S. Royal
    On page 6 the fourth photograph is Richard G. Tilghman


    On page 7 the first photograph is L. Dudley Walker
    On page 7 the second photograph is Karen Hastie Williams

    The graph on page 16 is described in the paragraph that preceeds it.